UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On July 20, 2009, Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”) issued a press release announcing top-line results from its three remaining Phase 3 trials evaluating Contrave® (bupropion SR/naltrexone SR), the Company’s investigational drug for the treatment of obesity. The Company hosted a conference call on July 20, 2009 at 8:00 a.m., Eastern time, to discuss these clinical trial results. During the conference call, the Company also presented slides containing additional details of the top-line results.

Item 7.01.	Regulation FD Disclosure.

The above-referenced press release and slide presentation are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated in this Item 7.01 by reference.

The information in this item of this report, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

Item 8.01.	Other Events.

As part of the above-referenced announcement, the Company reported that all three of the remaining Phase 3 trials evaluating Contrave met their co-primary endpoints. The results from the Contrave Obesity Research (“COR”) program (including the previously disclosed first of the Phase 3 trials, NB-302) of more than 4,500 patients exceed the U.S. Food and Drug Administration’s (“FDA”) categorical efficacy benchmark for clinically significant weight loss, supporting the Company’s plan to file a New Drug Application (“NDA”) with the FDA in the first half of 2010.

Trial Design and Results of COR Phase 3 Trials

All Phase 3 trials in the COR program were 56 week, randomized, double-blind, placebo-controlled trials. The co-primary endpoints were the proportion of patients achieving at least 5% weight loss and percent change in body weight compared to placebo. These endpoints were analyzed using intent-to-treat (ITT) last observation carried forward (LOCF) of all randomized patients who had at least one post-baseline observation while on study drug. Secondary endpoints included multiple measures of cardiometabolic risk, food cravings and eating control, as well as HbA1c in the COR Diabetes trial. Patients were randomized to receive either placebo or Contrave, administered twice a day, with a four week titration period.

The results of these trials were as follows:

COR-I (NB-301): A trial designed to assess the safety, tolerability and efficacy of Contrave16 and Contrave32# versus placebo in 1,742 obese patients. This trial incorporated a typical diet and exercise regimen and was conducted at 34 US centers.

	Intent-To-Treat (N=1,453)						Completers (N=870)
	28 weeks			56 weeks			56 weeks
	Contrave32 (n=471)		PBO (n=511)	Contrave32 (n=471)		PBO (n=511)	Contrave32 (n=296)		PBO (n=290)
Mean Weight Loss (%)	6.1	%*	1.7%	6.1	%*	1.3%	8.1	%*	1.8%
Mean Weight Loss (lbs)	13.2	*	3.8	13.3	*	3.0	17.6	*	4.1
Greater than or equal to 5% weight loss rates	52.9	%*	17.4%	48.0	%*	16.4%	61.8	%*	23.1%

#

Contrave32 is a proprietary fixed-dose combination of bupropion SR 360mg/naltrexone SR 32mg. References to Contrave16 and Contrave48 relate to combinations containing naltrexone SR 16mg or naltrexone SR 48mg, respectively.

*	p<.001

Contrave16 patients (n=471) experienced mean weight loss from baseline of 5.4% and 5.0% at 28 and 56 weeks, respectively; 44.4% and 39.5% of patients lost greater than or equal to 5% of their body weight at 28 and 56 weeks. All of these differences from placebo were highly statistically significant.

COR-II (NB-303): A trial designed to assess the safety, tolerability and efficacy of Contrave32 versus placebo in 1,496 obese patients. After week 28, patients not achieving 5% weight loss were re-randomized in a blinded fashion to assess whether increasing the dose to Contrave48 would result in additional weight loss.# This trial incorporated a typical diet and exercise regimen and was conducted at 36 US centers.

	Intent-To-Treat (N=1,281)						Completers (N=701)
	28 weeks†			56 weeks‡			56 weeks‡
	Contrave32 (n=825)		PBO (n=456)	Contrave32 (n=702)		PBO (n=456)	Contrave32 (n=434)		PBO (n=267)
Mean Weight Loss (%)	6.5	%*	1.9%	6.4	%*	1.2%	8.2	%*	1.5%
Mean Weight Loss (lbs)	14.0	*	4.3	13.8	*	2.8	17.5	*	3.4
Greater than or equal to 5% weight loss (%)	55.6	%*	17.5%	56.3	%*	17.1%	75.8	%*	21.7%

#	There was no statistical difference between patients re-randomized to Contrave32 or Contrave48; results not shown.
†	Primary endpoint
‡	Pre-specified secondary endpoint; Contrave32 patients not achieving 5% weight loss double weighted because Contrave48 patients were excluded from efficacy analysis.
*	p<.001

COR-Diabetes (NB-304): A trial designed to assess the safety, tolerability and efficacy of Contrave32 versus placebo in 505 obese patients with type 2 diabetes. Measures of HbA1c and other measures of glycemic control were key secondary endpoints. This trial incorporated a typical diet and exercise regimen and was conducted at 52 US centers.

	Intent-To-Treat (N=424)						Completers (N=275)
	28 weeks			56 weeks			56 weeks
	Contrave32 (n=265)		PBO (n=159)	Contrave32 (n=265)		PBO (n=159)	Contrave32 (n=175)		PBO (n=100)
Mean Weight Loss (%)	5.2	%*	2.0%	5.0	%*	1.8%	5.9	%*	2.2%
Mean Weight Loss (lbs)	11.9	*	4.7	11.6	*	4.2	13.5	*	5.1
Greater than or equal to 5% weight loss (%)	45.7	%*	18.9%	44.5	%*	18.9%	53.1	%*	24.0%

*	p<.001

The overall discontinuation rates across the COR program ranged from 42% to 51% for the Contrave treated groups compared to 41% to 50% for the placebo group. The discontinuation rates due to adverse events across the COR program ranged from 20% to 29% for the Contrave treated groups compared to 10% to 15% for the placebo group. The most common adverse events leading to discontinuation for patients taking Contrave were nausea, headache, vomiting and dizziness. Nausea was the leading adverse event resulting in discontinuation; however, for the majority of patients experiencing nausea, it was mild to moderate, transient and manageable. The most frequently observed treatment-emergent adverse events were nausea, constipation and headache. Across the entire COR program, seven serious adverse events were attributed by investigators as possibly related to Contrave treatment. These include cholecystitis (gallbladder inflammation) (2), seizure (2), palpitations (1), paresthesia (1) and vertigo (1).

At week 56, mean blood pressure was generally unchanged from baseline for Contrave patients compared to placebo patients, who tended to experience a slight decrease (approximately 2 mm Hg) from baseline. Contrave treatment did not appear to disrupt the normal circadian pattern of blood pressure. There was a slight increase in pulse (approximately 1 beat per minute) in Contrave patients compared to placebo patients, whose pulse was generally unchanged. There were no meaningful treatment effects on ECGs or laboratory measures including liver function tests. Treatment with Contrave was not associated with increases in symptoms of depression or suicidal ideation.

* * *

By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report. The information contained in this Current Report on Form 8-K is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Orexigen cautions you that statements included in this report and the attached exhibits that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the efficacy and safety of Contrave, the potential for, and timing of, an NDA submission for Contrave, the commercial and therapeutic potential of Contrave, and the potential to obtain regulatory approval for, and effectively treat obesity with, Contrave. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: additional analyses of data from the Contrave Phase 3 trials and any other clinical trials of Contrave may produce negative or inconclusive results, or may be inconsistent with previously announced results or previously conducted clinical trials; the FDA may not agree with the Company’s interpretation of efficacy and safety results; earlier clinical trials may not be predictive of future results; Contrave may not receive regulatory approval on a timely basis or at all, and the FDA may require Orexigen to complete additional clinical, non-clinical or other requirements prior to the submission or the approval of NDAs for either product candidate; the potential for adverse safety findings relating to Contrave to delay or prevent regulatory approval or commercialization, or result in product liability claims, including serious adverse events that are not characterized by clinical investigators as possibly related to Contrave; the third parties on whom Orexigen relies to assist with the development programs for Contrave, including clinical investigators, contract laboratories, clinical research organizations and manufacturing organizations, may not successfully carry out their contractual duties or obligations or meet expected deadlines, and the quality or accuracy of the data or materials generated by such third parties may be of insufficient quality to include in the Company’s regulatory submissions; the ability of Orexigen and its licensors to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its product candidates; Orexigen may be unable to enter a collaboration or partnership relating to Contrave for promotion to broader markets on attractive terms or at all; and other risks described in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 20, 2009

99.2	Slide Presentation of Top-line Results, dated July 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: July 20, 2009	By:	/s/ Graham K. Cooper
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 20, 2009

99.2	Slide Presentation of Top-line Results, dated July 20, 2009